EXHIBIT 10.(i)

                        1999 DIRECTORS' STOCK OPTION PLAN
                                       OF
                                 MONROE BANCORP

         1. Purpose. The 1999 Directors' Stock Option Plan of Monroe Bancorp (the "Plan") is designed to promote the interests of Monroe Bancorp ("Company") and its Subsidiaries through the granting of nonqualified stock options ("NSO's") to the members of the Board of Directors of the Company ("Directors").

         2. Effective Date and Duration. The effective date of the Plan is January 1, 1999. Options may be granted under the Plan for a period of ten (10) years commencing January 1, 1999; however, no options may be exercised until the Plan has been approved by a majority of the shares of the Company represented at the shareholders' meeting at which approval of the Plan is considered. No options shall be granted under the Plan after December 31, 2009. Upon that date, the Plan shall expire, except as to outstanding options which options shall remain in effect until they have been exercised, terminated or expired.

         3.       Administration.

                  (a) Administrative Committee. The Plan shall be administered by the Executive Committee of the Board of Directors ("Committee"). The Committee, from time to time, may adopt any rule or procedure it deems necessary or desirable for the proper and efficient administration of the Plan provided it is consistent with the terms of the Plan. The decision of a majority of the Committee members shall constitute the decision of the Committee. In administering the Plan, the Committee's actions and determinations shall be binding on all interested parties. A member of the Committee shall be eligible, at any time when he is such a member, to receive an option under the Plan. The decision of a majority of the members of the Committee shall constitute the decision of the Committee.

                  (b) Administrative Discretion. Notwithstanding any other provisions of the Plan, unless set forth or otherwise contemplated herein, the Committee shall have no authority to (i) grant NSO's; (ii) determine the option period; (iii) determine the time or times at which NSO's will be granted; (iv) determine the time or times when each NSO becomes exercisable; (v) determine other conditions and limitations, if any, applicable to the exercise of each NSO; or (vi) determine the nature and duration of the restrictions, if any, to be imposed upon the sale or other disposition of shares acquired by any Director upon exercise of an NSO, and the nature of the events, if any, and the duration of the period, in which any Director's rights in respect of shares acquired upon exercise of an option may be forfeited. Each NSO granted under the Plan to a Director shall be evidenced by a written stock option agreement substantially in the form attached hereto as Exhibit A. Any notice or document required to be given to or filed with the Committee will be properly given or filed if delivered or mailed by certified mail, postage prepaid, to the Committee at 210 East Kirkwood Avenue, Bloomington, Indiana 47408.

                  (c) No Contract of Employment. Neither the Plan nor any stock option agreement executed hereunder shall constitute a contract of employment between the Company

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and a Director. Participation in the Plan does not give any Director the right to be retained, nominated or reelected as a Director, nor will participation in the Plan give any Director any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

         4. Shares Covered by the Plan. The stock to be subject to options under the Plan shall be shares of authorized common stock of the Company and may be unissued shares or reacquired shares (including shares purchased in the open market), or a combination thereof, as the Committee may from time to time determine. Subject to the provisions of Section 11, the maximum number of shares to be delivered upon exercise of all options granted under the Plan shall not exceed one hundred fifty-three thousand (153,000) shares. If the exercise price of any option granted under the Plan is satisfied by tendering shares to the Company (by either actual delivery or by attestation), only the number of shares issued net of shares tendered shall be deemed delivered for purposes of determining the maximum number of shares available for delivery under the Plan. Shares covered by an option that are forfeited due to termination of service or that remain unpurchased or undistributed upon expiration or termination of the option may be made subject to further options.

         5. Eligibility and Grant of Options. On or as soon as reasonably practicable following January 1, 1999, each member of the Board of Directors shall receive an option to acquire five thousand (5,000) shares of common stock of the Company. Thereafter, each individual who is elected to serve as a member of the Board of Directors and who has not been previously granted an option hereunder shall receive an option to acquire five thousand (5,000) shares of Company stock. Such option shall be granted as soon as reasonably practicable following the Director's election.

         6. Option Price. The option price per share of stock under each NSO shall be determined by the Committee in its discretion; provided, however, the option price per share shall be not less than one hundred percent (100%) of the Fair Market Value of the shares on the date on which the option is granted. For this purpose, Fair Market Value means the per share closing price for the Company's common stock on the last trading day prior to the date on which the option is granted upon the principal securities exchange on which such shares are traded or, if such shares are not then traded on any exchange, at the average of the low bid and high asked price of such securities on such trading day in the over-the-counter market. If the Company's stock is not traded in the over-the-counter market, Fair Market Value shall mean the amount determined by the Committee in its discretion and in good faith taking into account such factors as the Committee deems relevant.

         7. Option Period. The option period for each option granted under the Plan shall be ten (10) years from the date of grant of such option.

         8. Vesting and Exercise of Options. All options granted under the Plan shall vest, and thereby become exercisable, on the first anniversary of the date on which such options were

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granted. Notwithstanding the foregoing, in the event of a Change in Control of the Company or the permanent and total disability or death of a Director, any options granted under the Plan may be exercised in full without regard to any restrictions on the vesting of the options. All rights to exercise an option shall terminate sixty (60) days after the date on which the Director ceases to be a Director of the Company, but not later than the date the option expires pursuant to its terms, unless such termination is on account of permanent and total disability or death. In this case, the option shares otherwise exercisable may be exercised within one (1) year from the date the Director's status as a Director ceases due to permanent and total disability or death, but not later than the date the option expires pursuant to its terms. During such period, subject to the limitations of the Plan, the Director, his guardian, attorney-in-fact or personal representative, as the case may be, may exercise the option in full. For purposes of the Plan, permanent and total disability shall mean any disability that would qualify as a disability under Section 22(c)(3) of the Internal Revenue Code of 1986, as amended.

         9. Payment for Stock. Full payment for shares purchased hereunder shall be made at the time the option is exercised. Payment may be made by delivering to the Company (a) cash; (b) whole shares of common stock of the Company ("Delivered Stock") which (i) has been owned by the Director for more than six
(6) months and has been paid for, within the meaning of Securities Exchange Commission Rule 144 (and, if such stock was purchased from the Company by use of a promissory note, such note has been fully paid with respect to such stock), or
(ii) was obtained by the Director in the public market or otherwise than through the exercise of an option under this Plan or under any other stock option plan involving Company stock; (c) a combination of cash and Delivered Stock; or (d) provided that a public market for the Company's common stock exists, (i) through a "same day sale" commitment from the Director and a broker-dealer that is a member of the National Association of Securities Dealers ("NASD Dealer") whereby the Director irrevocably elects to exercise the option and to sell a portion of the common stock so purchased in order to pay the option price, and whereby the NASD Dealer irrevocably commits upon receipt of such stock to forward the option price directly to the Company; or (ii) through a "margin" commitment from the Director and an NASD Dealer whereby the Director irrevocably elects to exercise the option and to pledge the stock so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the option price and whereby the NASD Dealer irrevocably commits upon receipt of such stock to forward the option price directly to the Company. Delivered Stock shall be valued by the Committee at its Fair Market Value determined as of the date of the exercise of the option. No shares shall be issued until full payment for them has been made, and a Director shall have none of the rights of a shareholder with respect to any shares until they are issued to him. Upon payment of the full purchase price, and any required withholding taxes, the Company shall issue a certificate or certificates to the Director evidencing ownership of the shares purchased pursuant to the exercise of the option which contain(s) such terms, conditions and provisions as may be required and as are consistent with the terms, conditions and provisions of the Plan and the stock option agreement between the Company and the Director. For purposes of this
Section 9, payment for shares purchased hereunder may be delivered to the Company through such attestation or

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certification procedures as may be established by the Committee from time to time in its sole discretion.



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         10. Nontransferability. No option shall be transferable, except by the
Director's will or the laws of descent and distribution. During the Director's lifetime, his option shall be exercisable (to the extent exercisable) only by him. The option, and any rights and privileges pertaining thereto, shall not be transferred, assigned, pledged or hypothecated by the Director in any way, whether by operation of law of otherwise and shall not be subject to execution, attachment or similar process.

         11.      Changes in Stock.

                  (a) Substitution of Stock and Assumption of Plan. In the event of any change in the common stock of the Company through stock dividends, split-ups, recapitalizations, reclassifications or otherwise, or in the event that other stock shall be substituted for the present common stock of the Company as the result of any merger, consolidation or reorganization or similar transaction which constitutes a Change in Control of the Company, then the Committee shall make appropriate adjustment or substitution in the aggregate number, price and kind of shares available under the Plan and in the number, price and kind of shares covered under any options granted or to be granted under the Plan. The Committee's determination in this respect shall be final and conclusive. Provided, however, that the Company shall not, and shall not permit its Subsidiaries to, recommend, facilitate or agree or consent to a transaction or series of transactions which would result in a Change of Control of the Company unless and until the person or persons or entity or entities acquiring or succeeding to the assets or capital stock of the Company or any of its Subsidiaries as a result of such transaction or transactions agrees to be bound by the terms of the Plan so far as it pertains to options theretofore granted and agrees to assume and perform the obligations of the Company and its Successor hereunder (as defined in subsection (b)).

                  (b) Conversion of Stock. In the event of a Change in Control of the Company pursuant to which another person or entity acquires control of the Company (such other person or entity being the "Successor"), the kind of shares of common stock which shall be subject to the Plan and to each outstanding option shall, automatically by virtue of such Change in Control of the Company, be converted into and replaced by shares of common stock, or such other class of securities having rights and preferences no less favorable than common stock of the Successor, and the number of shares subject to the option and the purchase price per share upon exercise of the option shall be correspondingly adjusted, so that, by virtue of such Change in Control of the Company, each Director shall have the right to purchase (i) that number of shares of common stock of the Successor which have a fair market value equal, as of the date of such Change in Control of the Company, to the fair market value, as of the date of such Change in Control of the Company, of the shares of common stock of the Company theretofore subject to his option, (ii) for a purchase price per share which, when multiplied by the number of shares of common stock of the Successor subject to the option, shall equal the aggregate exercise price at which the Director could have acquired all of the shares of common stock of the Company previously optioned to the Director.


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         12. Information to be Furnished by Directors. Directors, or any other persons entitled to benefits under the Plan, must furnish to the Committee such documents, evidence, data or other information as the Committee considers necessary or desirable for the purpose of administering the Plan. The benefits under the Plan for each Director, and each other person who is entitled to benefits hereunder, are to be provided on the condition that he furnish full, true and complete data, evidence or other information, and that he will promptly sign any document reasonably related to the administration of the Plan requested by the Committee.

         13. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person relying thereon considers pertinent and reliable, and signed, made or presented by the proper party or parties.

         14. Gender and Number. When the context admits, words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

         15. Action by Company. Any action required of or permitted by the Company under the Plan shall be by resolution of the Board of Directors or by a person or persons authorized by resolution of the Board of Directors.

         16. Controlling Laws. Except to the extent superseded by the laws of the United States, the laws of Indiana, without reference to the choice of law principles thereof, shall be controlling in all matters relating to the Plan.

         17. Mistake of Fact. Any mistake of fact or misstatement of facts shall be corrected when it becomes known and proper adjustment made by reason thereof.

         18. Severability. In the event any provisions of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provisions had never been contained in the Plan.

         19. Effect of Headings. The descriptive headings and Sections of the Plan are inserted for convenience of reference and identification only and do not constitute a part of the Plan for purposes of interpretation.

         20. Amendment and Discontinuance. The Board of Directors may, at any time, without the approval of the shareholders of the Company (except as otherwise required by applicable law, rule or regulations, including without limitation any shareholder approval of the safe harbor provisions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934) alter, amend, modify, suspend or discontinue the Plan, but may not, without the consent of the holder of an option, make any alteration which would adversely affect an option previously granted under the Plan. Provided, further, the Board of Directors may not, without the approval

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of the shareholders of the Company, make any alteration which would (a) increase the aggregate number of shares subject to options under the Plan, except as provided in Section 11; (b) decrease the minimum option price, except as provided in Section 11; (c) extend the term of the Plan or the term during which any option can be exercised; (d) change the restrictions on the transferability of options; (e) change the manner of determining the option price; (f) change the time(s) at or circumstances under which options may be exercised; (g) change the class of individuals eligible for options; or (h) withdraw administration of the Plan from the Committee or the Board of Directors.

         21. Liability. No member of the Board of Directors, the Committee or officers or employees of the Company or any of its Subsidiaries shall be personally liable for any action, omission or determination made in good faith in connection with the Plan.

         22. Withholding. A Director shall be solely responsible for all federal, state, city and local taxes applicable to his exercise of an NSO under the Plan and, where required by applicable law, will pay to the Company all such taxes. The Committee may, in its discretion and subject to such rules as it may adopt, permit a Director to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the exercise of the option by having the Company retain shares of stock which would otherwise be issued in connection with the exercise of the option or accept delivery from the Director of shares of Company stock which have a Fair Market Value, determined of the date of the delivery of such shares, equal to the amount of withholding tax to be satisfied by that retention or delivery.

         23. Miscellaneous.

                  (a) The term "Board" or "Board of Directors" means board of directors of the Company.

                  (b) The term "Subsidiary" or "Subsidiaries" means any banking institution or other corporation more than fifty percent (50%) of whose total combined voting stock of all classes is held by the Company or by another corporation qualifying as a Subsidiary within this definition.

                  (c) The term "Change in Control of the Company" means (i) any merger or consolidation of the Company or any Subsidiary irrespective of which party is the surviving entity; (ii) any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of the Company or any Subsidiary; (iii) any tender offer, exchange offer or other purchase offer and/or agreement to purchase as much as (or more than) twenty percent (20%) of the outstanding common stock of the Company or any Subsidiary; (iv) during any period of two (2) consecutive years during the term of the Plan specified in
Section 2, individuals who at the date of the adoption of the Plan constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election of each Director at the beginning of such period has been approved by Directors representing at least a majority of the

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Directors then in office who were Directors on the date of the adoption of the
Plan; or (v) a majority of the Board of Directors or a majority of the shareholders of the Company approve, adopt, agree to recommend, or accept any agreement, contract, offer or other arrangement providing for, or any series of transactions resulting in, any of the transactions described above. Notwithstanding the foregoing, a Change in Control of the Company (A) shall not occur as a result of the issuance of stock by the Company in connection with any public offering of its stock, or (B) be deemed to have occurred with respect to any transaction unless such transaction has been approved or tendered by a majority of the shareholders who are not Section 16 grantees. For this purpose, a Section 16 grantee is a person subject to potential liability under Section 16(b) of the Securities Exchange Act of 1934, as amended with respect to transactions involving equity securities of the Company.


                                        MONROE BANCORP



DATED:_________________________         By:___________________________________
                                           Charles G. Conville, President




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